333UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 15, 2021
INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on July 28, 2021, Investors Bancorp, Inc., a Delaware corporation (“Investors”) and Citizens Financial Group, Inc., a Delaware corporation (“Citizens”), entered into an Agreement and Plan of Merger (the “merger agreement”). Pursuant to the terms and subject to the conditions set forth in the merger agreement, Investors will merge with and into Citizens, with Citizens as the surviving entity (the “merger”).
In connection with the proposed merger, Citizens filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus, as amended, Investors filed a definitive proxy statement with the SEC dated October 7, 2021, and Citizens filed a definitive proxy statement/prospectus with the SEC dated October 7, 2021 (collectively, the “proxy statement/prospectus”). Investors first mailed its definitive proxy statement to its stockholders on or about October 13, 2021.
Following the announcement of the merger agreement, as of the date of this Current Report on Form 8-K, a total of eight lawsuits challenging the merger have been filed in the United States District Court for the Southern District of New York, the United States District Court for the District of New Jersey, the United States District Court for the Eastern District of New York, and the United States District Court for the Eastern District of Pennsylvania by putative stockholders of the Company: Vito Sacco v. Investors Bancorp, Inc. et al., Case No. 1:21-cv-08112 (S.D.N.Y.); George Fradelakis v. Investors Bancorp, Inc. et al., Case No. 2:21-cv-17907-MCA-JSA (D.N.J.); Robert Lowinger v. Investors Bancorp, Inc. et al., Case No. 1:21-cv-05491; Whitfield v. Investors Bancorp, Inc. et al, Case No. 1:21-cv-08286 (S.D.N.Y.) (the “Whitfield Action”);  Steven Lindner v. Investors Bancorp, Inc. et al, 2:21-CV-18224 (D.N.J.); Tammy Raul v. Investors Bancorp, Inc. et al, Case No. 1:21-CV-08630 (S.D.N.Y.); Molly Karp v. Investors Bancorp, Inc. et al., Case No. 2:21-cv-19950 (D.N.J.); and Jeffrey D. Justice, II v. Investors Bancorp, Inc. et al. (E.D. Pa.).  All of the complaints name Investors and members of the Investors board of directors as defendants, and the complaint in the Whitfield Action also names Citizens as a defendant. The complaints allege, among other things, that the defendants violated Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by purportedly making or causing to be made materially misleading and/or incomplete statements relating to the proposed merger and the process leading up to the proposed merger in the registration statement filed with the SEC. The complaints seek, among other relief, an injunction preventing the consummation of the transaction until the alleged disclosure violations are cured, rescission of the merger, damages, and attorneys’ fees and costs.
Investors has also received letters from three other putative stockholders demanding access to certain books and records pursuant to Section 220 of the Delaware General Corporation Law allegedly for the purpose of (i) investigating the events leading to the merger agreement; (ii) investigating the independence and disinterestedness of the Investors board and Investors management in connection with the merger; (iii) investigating the completeness of Investors’ disclosures regarding the merger agreement and merger; (iv) determining whether wrongdoing, mismanagement, and/or material non-disclosure has taken place such that it would be appropriate to file an action against Investors, the Investors board, and/or any officers; (v) ascertaining the value of shareholders’ shares; and/or (vi) considering any other courses of action (collectively, the “Demand Letters”).
Investors, Citizens and the other defendants believe that all allegations in the complaints and the Demand Letters are without merit, and further believe that the proxy statement/prospectus is accurate and complete in all material aspects and no supplemental disclosure is required under applicable laws. However, to diminish the risk that lawsuits may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such actions and potential future claims, and without admitting any liability or wrongdoing, Investors and Citizens have decided to supplement the proxy statement/prospectus as described in this Current Report on Form 8-K (this “report”). Nothing in this report shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures set forth herein.
SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT/PROSPECTUS
The following information supplements the proxy statement/prospectus and should be read in conjunction with the disclosures contained in the proxy statement/prospectus, which should be read in its entirety.  To the extent that information set forth herein differs from or updates information contained in the proxy statement/prospectus, the information contained herein supersedes the information contained in the proxy statement/prospectus.  All page references are to pages in the proxy statement/prospectus dated October 7, 2021, and any defined terms used but not defined herein shall have the meanings set forth in the proxy statement/prospectus.  Without admitting in any way that the disclosures below are material or otherwise required by law, rule or regulation, Investors and Citizens make the following amended and supplemental disclosures to the proxy statement/prospectus:
Background of the Merger
The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by deleting the third paragraph on page 41 of the proxy statement/prospectus and replacing it with the following:
In March 2019, informal conversations began between Investors and another bank holding company with operations in Investors’ region (“Company A”) regarding a possible strategic combination with Investors. On March 11, 2019, a mutual confidentiality agreement with a two-year term was signed between Investors and Company A for the purpose of facilitating further discussions.  Following the initial approach from Company A, on July 6, 2019, Mr. Cummings had a telephone call with the President and Chief Executive Officer of Company A to more substantively discuss Company A’s interest in a possible strategic combination with Investors, with both parties agreeing that such a strategic combination could be a good fit for each company.
The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the following as the seventh full paragraph on page 41 of the proxy statement/prospectus:
On March 11, 2021, for the purposes of facilitating further discussions, Investors and Company A signed a mutual confidentiality agreement which contained an exclusivity period under which each party agreed to negotiate exclusively with the other with respect to a potential merger or acquisition until the earlier of sixty (60) days from the date of the agreement or the date on which either party notified the other that it was no longer prepared to negotiate such a transaction.  The mutual confidentiality agreement superseded the mutual confidentiality agreement entered into by Investors and Company A on March 11, 2019 and contained a standstill provision that expired, with respect to either party, upon the public announcement of a transaction involving the acquisition of more than fifty percent (50%) of the outstanding voting securities of the other party.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by deleting the third paragraph on page 42 of the proxy statement/prospectus and replacing it with the following:
On June 11, 2021, Investors and Citizens executed a mutual nondisclosure agreement with a term of one year for the purpose of facilitating further discussion and due diligence regarding a potential merger. The mutual nondisclosure agreement granted a sixty (60) day exclusivity period to Citizens in order to negotiate a merger agreement with Investors, and required Citizens, to the extent applicable, to suspend all discussions then underway with any other third party depository institution with assets of $1.0 billion or more concerning a potential sale, transfer or business consideration (other than those relating to the announced branch acquisition transaction with HSBC). The mutual nondisclosure agreement had no other standstill or similar provisions and was terminable at any time by either party upon written notice, after which only specified confidentiality obligations would survive. In early June 2021, Investors and Citizens exchanged initial due diligence materials and each party was provided access to each other’s virtual data room.
The disclosure under the heading “The Merger—Background of the Merger” is hereby revised by deleting the fifth paragraph on page 42 of the proxy statement/prospectus and replacing it with the following:
On June 18, 2021, at a special meeting of the Investors board, Mr. Cummings provided the Investors board with a summary of the meetings which had taken place on June 14 and 15, 2021, between senior management of Investors and Citizens and their respective financial and internal legal representatives. Mr. Cummings reported that the parties had engaged in preliminary discussions concerning potential economic and social aspects of a potential transaction, including management and employee retention, seats on the board of the combined company, compensation, potential fees tied to successful completion of the transaction and successful integration of the two companies, possible premium ranges, transaction costs, and potential cost savings to be realized.  Following discussion, the Investors board directed Mr. Cummings to continue discussion with Citizens.
The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by deleting the sixth paragraph on page 42 of the proxy statement/prospectus and replacing it with the following:
At the June 28, 2021 regularly scheduled meeting of the Investors board, representatives of KBW again reviewed the financial aspects of the proposed transaction, including a comparison of illustrative transaction pricing ratios and multiples, and again discussed the strategic rationale for a combination with Citizens and potential pro forma characteristics of the combined company. Representatives of KBW also updated the Investors board regarding the status of the continuing due diligence being conducted by the parties as well as the discussions relating to the financial considerations of the proposed transaction, the potential premium and exchange ratio, management retention, and the composition of the post-merger board.  The board also discussed various other issues, including the risks and benefits of remaining a standalone financial institution, and whether Investors should pursue strategic opportunities with financial institutions similar to Citizens.  In the course of these discussions, KBW reviewed a group of selected financial institutions similar to Citizens and observed that, in general,  these institutions were either presently in various stages of pursuing other mergers or acquisitions, or had recently completed such transactions, and did not appear likely to be in a position to consider another strategic transaction.  A representative of Luse

Gorman attended this meeting and reviewed and discussed the directors’ fiduciary duties under Delaware law. At the conclusion of the discussion, the Investors board directed management, with the assistance of Luse Gorman and KBW, to continue discussions regarding a possible merger with Citizens.
The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the following to the paragraph following the seventh paragraph on page 42 of the proxy statement/prospectus:
On July 19, 2021, at a special meeting of the Investors board, Mr. Cummings updated the board on the continuing discussions with Citizens, including the progress of due diligence, the status of negotiations over the general framework and structure of a potential transaction, the potential transaction premium and exchange ratio, management retention, and the potential representation of one or two legacy Company board members on the post-merger board.  Representatives of KBW provided further updates on the status of the transaction and the mutual due diligence being conducted by the parties and reviewed financial considerations relating to the transaction, including various transaction pricing and implied premium scenarios.  The board discussed that, while the proposed transaction offered strong business and market synergies and potential, the exchange ratio and merger premium would ultimately be the key considerations. At the conclusion of the discussion, the Investors board directed management to continue discussions with Citizens concerning a proposed transaction.
The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by deleting the eighth paragraph on page 42 of the proxy statement/prospectus and replacing it with the following:
On July 23, 2021, at a special meeting of the Investors board, Mr. Cummings and KBW informed the Investors board that negotiation of the key financial terms of the proposed merger with Citizens were continuing and that the framework being considered included 90 percent stock and 10 percent cash consideration, with a fixed exchange ratio for the stock consideration to be set based on the Company’s closing stock price on July 27, 2021.  Under the framework being discussed, the exchange ratio was tentatively set at 0.333, but was subject to reduction if the premium to be paid to Investors’ stockholders would be greater than 10.5%.  In that event, the parties discussed that the exchange ratio could be reduced, but would not fall below 0.33125.  KBW also reviewed various other financial considerations relating to the proposed transaction including assumptions relating to the aggregate deal value and implied offer price per Company share, which was $14.41 per share based on Citizens’ closing stock price on July 22, 2021, an exchange ratio of 0.33125, and a mix of 90 percent stock and 10 percent cash consideration.  Mr. Cummings informed the board of directors of discussions with Citizens regarding the Investors Charitable Foundation and the Roma Bank Community Foundation, Inc. (the “Roma Foundation”), each of which foundation is affiliated with Investors Bank. Mr. Cummings reported that the parties were discussing having the Investors Charitable Foundation contribute additional funds to the Roma Foundation, such that total assets held by the Roma Foundation would approximate $25 million (from the approximately $8 million in assets then held by the Roma Foundation). Following the completion of the merger, the Roma Foundation would change its name to the Citizens Foundation and Citizens Bank would have majority representation on the Roma Foundation board.  Mr. Cummings also advised the Investors board of the discussions with Citizens regarding employment and severance arrangements with the executive officers, including the severance payments and non-compete agreements and related payments for Mr. Cummings and Mr. Cama.  Mr. Cummings noted that the final proposed arrangements with the Company’s named executive officers would be reviewed by the Compensation and Benefits Committee of the board. Mr. Cummings also informed the Investors board that Investors senior management would be conducting further reverse due diligence of Citizens on July 24 and 25, 2021. At the conclusion of the meeting, the Investors board directed management, with the assistance of Luse Gorman, KBW and Piper Sandler, to continue discussions regarding a possible merger with Citizens. On July 26, 2021, Investors formally engaged Piper Sandler to act as a financial advisor.
The disclosure under the heading “The Merger—Background of the Merger” is hereby revised by deleting the first full paragraph on page 43 of the proxy statement/prospectus and replacing it with the following:
In the afternoon of July 27, 2021, the parties reached an agreement, subject to the approval of the parties’ respective boards and negotiation of definitive documentation, on the outstanding terms of the merger agreement and related items, including an agreement to an exchange ratio of 0.297 and cash consideration of $1.46 per share.
The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by deleting the third full paragraph on page 43 of the proxy statement/prospectus and replacing it with the following:
In the afternoon of July 27, 2021, following the meeting of the Compensation and Benefits Committee, the Investors board held a meeting with management and Investors’ legal and financial advisors in attendance. At the meeting, the Investors board considered the approval of the merger agreement and the transactions contemplated by the merger agreement. The Investors board had been provided with a set of meeting materials in advance of the meeting, including the merger agreement and a summary of the material terms of the merger agreement and separate financial presentations provided by KBW and Piper Sandler. At this meeting, KBW reviewed the financial aspects of the proposed merger, including the mix of cash and stock consideration and the implied price of $14.63 per Company share based on Citizens’ closing stock price on July 27, 2021, an exchange ratio of 0.297, and cash consideration of $1.46 per share.  As part of KBW’s presentation, KBW reviewed various financial analyses with the board.  Following its presentation, KBW rendered to the Investors board an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the merger consideration in the merger was fair, from a financial point of view, to the holders of Investors common stock. A copy of the opinion is attached to this proxy statement/prospectus as Annex B. At this meeting, Piper Sandler reviewed the financial aspects of the proposed merger and rendered to the Investors board of directors an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Piper Sandler as set forth in such opinion, the merger consideration in the merger was fair, from a financial point of view, to the holders of Investors common stock. A copy of the opinion is attached to this proxy statement/prospectus as Annex C. Luse Gorman again reviewed with the Investors board fiduciary duties of the directors in connection with its consideration of the proposed merger. Luse Gorman then reviewed in detail the terms and conditions of the proposed definitive merger agreement with the Investors board, including but not limited to, the transaction structure, merger consideration, the representations, warranties and covenants that were being made by each of Investors and Citizens, closing conditions, and termination rights of the parties. The Compensation and Benefits Committee reported on its meeting reviewing and approving the compensation arrangements for the executives. After considering the proposed terms of the merger agreement and related transaction documents, and taking into consideration the matters discussed during that meeting and prior meetings of the Investors board, including the strategic alternatives discussed at those meetings and the factors described under the section of this proxy statement/prospectus entitled “The Merger—Investors’ Reasons for the Merger; Recommendation of Investors Board of Directors,” the Investors board unanimously determined that entering into the merger agreement and the other related agreements with Citizens was advisable and in the best interests of Investors and its shareholders, and the directors unanimously approved the merger agreement and unanimously determined to recommend that Investors’ shareholders approve the merger and adopt the merger agreement.
Opinions of Investors’ Financial Advisors
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors” is hereby revised by adding the following disclosure as the first paragraph of that subsection on page 47 of the proxy statement/prospectus:
As set forth above in “The Merger—Background of the Merger”, Investors engaged KBW and Piper Sandler to act as financial advisors and to provide opinions as to the fairness, from a financial point of view, to the holders of Investors common stock of the merger consideration in the proposed merger.  As the result of an inadvertent editing error, the merger agreement refers to a fairness opinion received from Lazard Frères & Co. (“Lazard”).  Lazard was not asked to provide a fairness opinion in connection with the proposed merger and did not provide such an opinion.   The opinions provided by KBW and Piper Sandler are described below.
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors—Opinion of Keefe, Bruyette & Woods, Inc.” is hereby revised by adding the following disclosure after the table and corresponding footnotes on page 54 of the proxy statement/prospectus:
The low and high stock price-to-tangible book value per share multiples of the selected companies were 1.11x and 2.69x, respectively, the low and high stock price-to-2021 estimated EPS multiples of the selected companies were 8.4x and 17.6x, respectively, and the low and high stock price-to-2022 estimated EPS multiples of the selected companies were 9.5x and 20.9x, respectively.
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors— Opinion of Keefe, Bruyette & Woods, Inc.” is hereby revised by adding the following disclosure after the last table and corresponding footnotes on page 55 of the proxy statement/prospectus and replacing it with the following:
The low and high stock price-to-tangible book value per share multiples of the selected companies were 1.27x and 3.18x, respectively, the low and high stock price-to-2021 estimated EPS multiples of the selected companies were 8.0x and 26.1x, respectively, and the low and high stock price-to-2022 estimated EPS multiples of the selected companies were 9.6x and 24.4x, respectively.
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors— Opinion of Keefe, Bruyette & Woods, Inc.” is hereby revised by adding the following disclosure after the last table and corresponding footnotes on page 57 of the proxy statement/prospectus:
The low and high transaction price-to-tangible book value multiples of the selected transactions were 0.44x and 2.01x, respectively. For the 10 selected transactions in which all or a portion of the transaction consideration was in the form of acquiror stock, the low and high pay to trade ratios of the selected transactions were 0.42x and 0.99x respectively. For the nine selected transactions in which core deposit premium data was publicly available, the low and high core deposit premiums of the selected transactions were (-7.4)% and 13.6%, respectively. For the 10 selected transactions in which latest 12 months EPS or earnings data was publicly available, the low and high transaction price-to-LTM EPS multiples of the selected transactions (excluding the impact of the LTM EPS multiples for two of the selected transactions, which multiples were considered not meaningful because they were either greater than 35.0x or negative) were 4.2x and 25.4x, respectively. For the nine selected transactions in which consensus “street estimates” for the acquired company were available at announcement, the low and high transaction price-to-Forward EPS multiples of the selected transactions were 8.9x and 14.9x, respectively.  For the 10 selected transactions involving publicly traded acquired companies, the low and high one-day market premiums of the selected transactions were 0.7% and 22.1%, respectively.
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors— Opinion of Keefe, Bruyette & Woods, Inc.” is hereby revised by adding the following disclosure after the second sentence of the last paragraph beginning on page 58 of the proxy statement/prospectus:
The range of discount rates assumed was selected taking into account capital asset pricing model implied cost of capital calculations and other factors based on KBW’s experience and judgment.
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors— Opinion of Keefe, Bruyette & Woods, Inc.” is hereby revised by adding the following disclosure after the second full sentence on page 59 of the proxy statement/prospectus:
The range of discount rates assumed was selected taking into account capital asset pricing model implied cost of capital calculations and other factors based on KBW’s experience and judgment.
The disclosure under the heading “The Merger—Opinions of Investors’ Financial Advisors— Opinion of Keefe, Bruyette & Woods, Inc.” by adding the following disclosure after the second sentence of the  subsection “Pro Forma Combined Dividend Discount Model Analysis” beginning on page 59 of the proxy statement/prospectus:
The range of discount rates assumed was selected taking into account capital asset pricing model implied cost of capital calculations and other factors based on KBW’s experience and judgment.

The disclosure under the heading “The Merger— Opinions of Investors’ Financial Advisors— Opinion of Piper Sandler & Co.” is hereby supplemented by deleting the Investors Peer Group on bottom of page 65 of the proxy statement/prospectus and replacing it with the following:
The disclosure under the heading “The Merger— Opinions of Investors’ Financial Advisors— Opinion of Piper Sandler & Co.” is hereby supplemented by deleting the Citizens Peer Group on bottom of page 66 of the proxy statement/prospectus and replacing it with the following:

The disclosure under the heading “The Merger— Opinions of Investors’ Financial Advisors— Opinion of Piper Sandler & Co.” is hereby supplemented by deleting the Nationwide Precedent Transactions on page 67 of the proxy statement/prospectus and replacing it with the following:
The disclosure under the heading “The Merger— Opinions of Investors’ Financial Advisors— Opinion of Piper Sandler & Co.” is hereby supplemented by adding the following disclosure following the third paragraph on page 70:
The following table describes the discount rate calculation for Investors common stock and Citizens common stock prepared by Piper Sandler. In its normal course of business, Piper Sandler employs the Duff & Phelps Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk free rate, the equity risk premium, the size premium and the industry premium.
Risk Free Rate	1.24%	Per Duff & Phelps Normalized Rate
Equity Risk Premium	7.15%	Per Duff & Phelps Cost of Capital Navigator
Size Premium	0.80%	Per Duff & Phelps Cost of Capital Navigator
Industry Premium	1.29%	Per Duff & Phelps Cost of Capital Navigator
Discount Rate	10.48%

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K and the exhibits filed herewith include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of Citizens and Investors. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Citizens’ and Investors’ current expectations and assumptions regarding Citizens’ and Investors’ businesses, the economy, and other future conditions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Citizens’ and/or Investors’ future financial results and performance and could cause the actual results, performance or achievements of Citizens and/or Investors to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transaction may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where Citizens and Investors do business, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the proposed transaction and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Citizens and Investors, (4) the risk that the integration of Citizens’ and Investors’ operations will be materially delayed or will be more costly or difficult than expected or that Citizens and Investors are otherwise unable to successfully integrate their businesses, (5) the failure to obtain the necessary approvals of the stockholders of Investors, (6) the outcome of any legal proceedings that may be instituted against Citizens and/or Investors, (7) the failure to obtain required governmental approvals or a delay in obtaining such approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), (8) reputational risk and potential adverse reactions of Citizens’ and/or Investors’ customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the proposed transaction, (9) the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all, (10) delays in closing the proposed merger, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Citizens’ issuance of additional shares of its capital stock in connection with the proposed transaction, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of Investors and/or Citizens including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (15) the impact of the ongoing global COVID-19 pandemic on Citizens’ and/or Investors’ businesses, the ability to complete the proposed transaction and/or any of the other foregoing risks.
Except to the extent required by applicable law or regulation, each of Citizens and Investors disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included in this communication to reflect future events or developments. Further information regarding Citizens, Investors and factors which could affect the forward-looking statements contained herein can be found in Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission (the “SEC”), and in Investors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the SEC.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Citizens filed with the SEC a registration statement that includes a proxy statement of Citizens and Investors that also constitutes a prospectus of Citizens.  The definitive proxy statement/prospectus was mailed to the respective shareholders of Investors on or about October 13, 2021. INVESTORS AND SECURITY HOLDERS ARE ADVISED

TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS, BECAUSE THESE MATERIALS CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Citizens and Investors with the SEC at the SEC’s web site at www.sec.gov. Copies of documents filed with the SEC by Citizens will be made available free of charge in the “SEC Filings” section of Citizens’ website, https://investor.citizensbank.com/about-us/investor-relations/financial-information/sec-filings.aspx. Copies of documents filed with the SEC by Investors will be made available free of charge in the “Investor Relations” section of Investors’ website, https://www.myinvestorsbank.com/Investor-Relations, under the heading “SEC Filings.”
PARTICIPANTS IN SOLICITATION
Investors and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Citizens and its directors and officers are not a participant in such solicitation of proxies. Information regarding Investors’ directors and executive officers is available in its proxy statement, which was filed with the SEC on April 15, 2021, and certain other documents filed by Investors with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement filed by Investors, the prospectus filed by Citizens and other relevant materials filed or to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: November 15, 2021	By:	/s/ Brian Doran
Brian Doran Executive Vice President and General Counsel